UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2009

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street

Suite 200

Tampa, Florida 33607

(Address of principal executive office)

Registrant’s telephone number, including area code (813) 282-7275

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K concerning the Indemnification Agreements is hereby incorporated by reference into this Item 1.01.

On September 30, 2009, The PBSJ Corporation, a Florida corporation (the “Company”) entered into separate Settlement Agreements (the “Settlement Agreements”) with each of Mr. Richard Wickett and Ms. Kathryn Wilson in full and final satisfaction and settlement of all agreements and amounts owed between the parties, including the promissory notes that PBSJ had issued to Mr. Wickett and Ms. Wilson when it repurchased the Company stock each had owned. Pursuant to the terms of the respective Settlement Agreement, the Company agreed to pay, on or before September 30, 2009, the sum of $1,250,000 and $120,943 to Mr. Wickett and Ms. Wilson, respectively. In connection with the Settlement Agreements the parties entered into mutual releases. The foregoing description of the Settlement Agreements is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Board of Directors (the “Board”) of The PBSJ Corporation, a Florida corporation (the “Company”), voted to increase the size of the Board from seven to nine directors with an effective date of September 30, 2009. On September 28, 2009, the Board met to fill these two vacancies effective October 1, 2009, with the appointment of Messrs. Richard J. Dobkin and Robert E. Klatell. Messrs. Dobkin and Klatell have not yet been named to any committees of the Board.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Messrs. Dobkin or Klatell and any other person pursuant to which Messrs. Dobkin or Klatell were appointed as a director of the Company, other than the Company’s compensation arrangements and plans for directors and the Company’s other policies and procedures which are generally applicable to directors. In connection with Mr. Dobkin’s appointment, he has agreed with the Company that he will immediately resign from the Board, including any Board committees he may serve on, if his relationship with Ernst & Young LLP (Mr. Dobkin is a former partner of Ernst & Young LLP) renders him or Ernst & Young non-independent from the Company.

Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Messrs. Dobkin or Klatell had a direct or indirect material interest in which the amount involved exceeds $120,000.

The Company will enter into its standard indemnification agreement (the “Indemnification Agreement”) with Messrs. Dobkin and Klatell. The Indemnification Agreements supplement the Company’s Amended and Restated Bylaws and Florida law in providing certain indemnification rights to Messrs. Dobkin and Klatell. The Indemnification Agreements provide, among other things, that the Company will indemnify Messrs. Dobkin and Klatell to the fullest extent permitted by Florida law and to any greater extent that Florida law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by Messrs. Dobkin and Klatell in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative or investigative nature, arising out of or in connection with the service of Messrs. Dobkin and Klatell as directors of the Company or certain of its affiliates, subject to certain exclusions and procedures set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2009 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated September 30, 2009 between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation and Richard Wickett.

10.2	Settlement Agreement dated September 30, 2009 between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation and Kathryn Wilson.

10.3	Form of Indemnification Agreement (filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K filed with the SEC on June 26, 2009 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PBSJ CORPORATION

Date: October 1, 2009	By:	/S/ BENJAMIN P. BUTTERFIELD
	Name:	Benjamin P. Butterfield
	Title:	Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description

10.1	Settlement Agreement dated September 30, 2009 between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation and Richard Wickett.

10.2	Settlement Agreement dated September 30, 2009 between Post, Buckley, Schuh & Jernigan, Inc., The PBSJ Corporation and Kathryn Wilson.

10.3	Form of Indemnification Agreement (filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K filed with the SEC on June 26, 2009 and incorporated by reference herein).

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